Exhibit 10(C)

SEVENTH SUPPLEMENTAL ANNUAL BENEFIT DETERMINATION
PURSUANT TO THE VF CORPORATION AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Article I. Purpose

The purpose of this Seventh Supplemental Annual Benefit Determination (the “Determination”) is to provide to designated Participants a Supplemental Pension under the VF Corporation Amended and Restated Supplemental Executive Retirement Plan (the “SERP”).

Article II. Definitions

As used herein, words and phrases shall have such meanings as are set forth in the SERP, the VF Corporation Pension Plan (“Pension Plan”), and the VF Executive Deferred Savings Plan (the “Executive Deferred Savings Plan”). “Committee” shall mean the Organization and Compensation Committee of the Board of Directors of VF Corporation.

Article III. Eligibility for Benefits

The Supplemental Pension shall be payable to the Participant if his employment ceases by reason of: 1) retirement on his Normal Retirement Date, 2) termination of employment or 3) death while an Employee.

Article IV. Supplemental Pension Benefits

          4.01 Normal Retirement: The Participants in this Determination shall receive the following Supplemental Pension payable at Normal or Late Retirement:

(a)	The Normal Retirement Benefit otherwise payable to the Participant under the Pension Plan computed without reduction for any compensation deferred by the Participant under the Executive Deferred Savings Plan.

(b)	The Supplemental Pension set forth in Section 4.01(a) shall be reduced by any benefits payable to the Participant under the Pension Plan.

          4.02 Termination of Employment: The Supplemental Pension payable by reason of the Participant’s termination of employment shall be equal to the benefit provided by Section 4.01 above multiplied by a fraction. The numerator of this fraction shall be the number of full and part years of the Participant’s employment with the Corporation. The denominator of this fraction shall be the number of full and part years of the Participant’s employment as if the Participant had been employed until Normal Retirement Date.

          4.03 Death While an Employee: The Supplemental Pension payable upon the death of the Participant while an Employee shall be as provided by Section 4.02.

          4.04 Form of Supplemental Pension: The form of benefits payable to the Participant shall be the form which has been elected under the Pension Plan unless the Participant or Beneficiary has elected a different form under this Determination. Except as otherwise provided in this Section 4.04, payment of Supplemental Pension benefits hereunder shall commence at the same time as the Participant’s or Beneficiary’s benefits commence under the Pension Plan, and shall be subject to the same reductions for commencement of payments prior to Normal Retirement Date as apply to the recipient’s benefits under the Pension Plan. Notwithstanding the foregoing, a Participant may elect to receive in a lump sum the actuarial present value of his or her Supplemental Pension under this Determination, and if a Participant dies while employed, his or her Beneficiary may elect to receive in a lump sum the actuarial present value of the Participant’s Supplemental Pension under this Determination. The lump sum actuarial present value calculations shall be based on an interest rate assumption equal to the expected rate of return on assets for financial accounting purposes under the Pension Plan for the year in which the lump sum payment is to be made and on the mortality assumption set forth in the Pension Plan for purposes of calculating lump sum payments.

Article V. Participants

The Committee designates as Participants for purposes of this Determination any Employees who participated at any time in the Executive Deferred Savings Plan, provided, however, that any Employees who have been designated in any other SERP Determination shall be excluded from this Determination to the extent that such other Determination provides for the Supplemental Pension set forth above.

Article VI. Vesting

The Participant shall become vested in the Supplemental Pension payable pursuant to this Determination upon satisfaction of the vesting period provided in the SERP. Nothing in this Determination shall preclude the Board of Directors from discontinuing eligibility to participate in the SERP and this Determination at any time before the Participant shall become vested hereunder.

Article VII. Adoption

This Determination was approved and adopted by the Corporation on August 17, 1993, effective as of February 1, 1992, as authorized by the Board of Directors on December 3, 1991. This document includes all amendments adopted through February 21, 2003.